                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]   Confidential, for Use
                                             of the Commission Only (as
                                             permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               REDWOOD TRUST, INC.
                (Name of Registrant as Specified In Its Charter)


      (Name of Person(s)Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

      4) Proposed maximum aggregate value of transaction:

      5) Total fees paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                                      RWT
                              REDWOOD TRUST, INC.
                        591 REDWOOD HIGHWAY, SUITE 3100
                         MILL VALLEY, CALIFORNIA 94941
                                 (415) 389-7373
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders
of Redwood Trust, Inc.

     You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (the "Company"), to be held on Thursday, May 11, 2000, at 11:00 a.m., PDT, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, for the following purposes:

     1. The election of three Class III directors to serve until the Company's Annual Meeting of Stockholders to be held in 2003 or until such directors' successors are elected and qualified;

     2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 23, 2000, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

     Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors

                                          /s/ HAROLD F. ZAGUNIS
                                          HAROLD F. ZAGUNIS
                                          Secretary
Mill Valley, California
March 31, 2000

                             YOUR VOTE IS IMPORTANT
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                      RWT
                              REDWOOD TRUST, INC.
                        591 REDWOOD HIGHWAY, SUITE 3100
                         MILL VALLEY, CALIFORNIA 94941
                                 (415) 389-7373
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000

To Our Stockholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 11, 2000 at 11:00 a.m., Pacific Daylight Time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to stockholders beginning on or about March 31, 2000.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

     Holders of shares of the Company's common stock, ("Common Stock") at the close of business on March 23, 2000, the record dates are entitled to notice of, and to vote at, the Annual Meeting. On that date, 8,789,376 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Annual Meeting is required for election as a director, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

VOTING OF PROXIES

     Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors and FOR the appointment of PricewaterhouseCoopers LLP as the Company's auditors.

     The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. To date, no stockholders' proposals have been received by the Company. However, if any other matters of which the management and Board of Directors of the Company are not now aware are presented properly to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT

     The 1999 Annual Report including financial statements for the year ended December 31, 1999, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

     The 1999 Annual Report includes the annual report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission ("SEC"). Any exhibits listed in the Form 10-K will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. Class III directors are scheduled to be elected at the 2000 Annual Meeting to serve for a three-year term and until their successors are elected and duly qualified. The Company's Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will be at all times Independent Directors. The nominees for Class III directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for directors listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. All of the nominees listed below already are serving as directors of the Company.

     The election to the Board of Directors of each of the three nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE THREE NOMINEES IDENTIFIED BELOW.

CLASS III NOMINEES TO BOARD OF DIRECTORS

                  NAME                             POSITION WITH THE COMPANY
                  ----                             -------------------------
Thomas C. Brown..........................  Director
George E. Bull...........................  Chairman of the Board and Chief Executive
                                           Officer
Terrance G. Hodel........................  Director

     Certain biographical information regarding each nominee is set forth below along with biographical information for each continuing director.

     THOMAS C. BROWN, age 51, has been a Director of the Company since 1998. Mr. Brown is the Executive Vice President, Marketing and Field Operations at PMI Mortgage Insurance Company in San Francisco. Mr. Brown has more than 20 years of senior management experience in real estate, mortgage finance and investment banking. Prior to joining PMI in 1997, Mr. Brown was President, CEO and Director of Centerbank Mortgage Company based in Waterbury, CT. Before joining Centerbank in 1989, Mr. Brown held senior management positions at Goldome Realty Credit Corporation and Merrill Lynch and Company, where he was President of Merill Lynch Huntoon Paige Inc. and Managing Director of the Real Estate Finance Group.

     GEORGE E. BULL, age 51, has served as Chairman of the Board and Chief Executive Officer of the Company since 1994 and as Chairman of the Board of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since 1997. Since 1998, Mr. Bull has served as Chief Executive Officer of RWT Holdings, Inc., an affiliate of the Company, and as Chairman of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. Since 1997, Mr. Bull has been a director of Specialty Mortgage Trust, Inc., a private mortgage REIT. From 1983 through 1997, Mr. Bull was the President of George E. Bull, III Capital Management, Inc. ("GB Capital"). GB Capital discontinued operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions.

     TERRANCE G. HODEL, age 57, has been a Director of the Company since October 1999. Mr. Hodel retired from his position as Vice-Chairman of North American Mortgage Company, A Dime Company, in 1998. Prior to his appointment as Vice-Chairman in connection with the sale of North American Mortgage Company to Dime Bancorp in 1997, Mr. Hodel served as President and either Chief Executive Officer or Chief Operating Officer of North American or its predecessor companies from 1979. Before joining North American, Mr. Hodel was Executive Vice President of Sutro Mortgage Investment Trust from 1975 to 1979. He also held various officer positions with the Ralph C. Sutro Company, a mortgage banking company, beginning in 1970. Mr. Hodel has served on the Board of Governors and the Executive Committee of the Mortgage Bankers Association of America and on the Board of Directors of the California Mortgage Bankers Association.

CLASS I AND CLASS II DIRECTORS -- TERMS EXPIRING AFTER 2000

     MARIANN BYERWALTER, age 39, was elected to the Board of Directors in 1998. Ms. Byerwalter is the Chief Financial Officer and Vice President for Business Affairs of Stanford University. She has served as a director of Stanford Research Institute, International (SRI) since 1998 and as a director of the America First Companies in Omaha since 1996. Ms. Byerwalter served as a director of Metra Biosystems from 1997 to 1998. From 1987 to 1996, Ms. Byerwalter was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and Director of America First Eureka Holdings, the holding company for EurekaBank, a publicly traded institution. She was the Chief Financial

Officer of EurekaBank from 1993 to 1996 and was a member of its Board of Directors from 1988 until the company was sold in 1998. From 1984 to 1987, Ms. Byerwalter was a Vice President for Strategic Planning and Corporate Development at BankAmerica Corporation. From 1984 to 1987, she was a Vice President of the BankAmerica Venture Capital Corporation. Ms. Byerwalter is a Class I director whose term expires in 2001.

     THOMAS F. FARB, age 43, has been a Director of the Company since 1994. In 1998, Mr. Farb became General Partner and Chief Financial Officer of Summit Partners, a Boston-based private equity investment firm with a capital base of over $4 billion. From 1994 to 1998, Mr. Farb was the Executive Vice President of Finance, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly held pharmaceutical company. From 1992 to 1994, Mr. Farb was the Vice President of Finance and Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a publicly held medical device/ diagnostics company. Mr. Farb is currently a director of HNC Software, Inc., a public company. Mr. Farb is a Class II director whose term expires in 2002.

     NELLO GONFIANTINI, age 45, has been a Director of the Company since 1994. Mr. Gonfiantini manages a private mortgage finance company based in Reno, Nevada. Additionally, Mr. Gonfiantini has been the Chairman of the Board, President and Chief Executive Officer of Specialty Mortgage Trust, Inc., a Maryland corporation organized as a real estate investment trust, since its formation in 1997. From 1986 until 1994, Mr. Gonfiantini was the Chairman, CEO, and President of Home Federal Savings Bank of Nevada. Mr. Gonfiantini is a Class I director whose term expires in 2001.

     DOUGLAS B. HANSEN, age 42, has served as President and a Director of the Company since 1994. He also served as Chief Financial Officer of the Company from 1994 until April 1999. Mr. Hansen has also served as President and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since 1997. Since 1998, Mr. Hansen has served as President of RWT Holdings, Inc., an affiliate of the Company, and as Chief Executive Officer of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital discontinued operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen is a Class II director whose term expires in 2002.

     CHARLES J. TOENISKOETTER, age 55, has been a Director of the Company since 1994. Mr. Toeniskoetter is the President of Toeniskoetter & Breeding, Inc. Development, a company which has developed, and owns and manages over $100 million of commercial and industrial real estate properties, and is the President of Toeniskoetter & Breeding, Inc. Construction, a commercial and industrial construction company that has completed over $350 million of construction contracts since its founding. Mr. Toeniskoetter co-founded both of these companies in 1983. Mr. Toeniskoetter serves on the Board of the San Jose Water Company and a number of non-profit foundations and other community organizations. Mr. Toeniskoetter is a Class II director whose term expires in 2002.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     In 1999, the Audit Committee of the Board of Directors consisted of Mr. Farb, Mr. Hodel and Mr. Toeniskoetter. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants. The Audit Committee met three times in 1999. The Board of Directors also has a Compensation Committee, which in 1999 consisted of Ms. Byerwalter and Mr. Brown. The Compensation Committee met six times in 1999. The Company has no other standing committees of the Board of Directors.

     The Board of Directors held five regular meetings in 1999. None of the directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served except for Mr. Toeniskoetter who attended three of the five regular meetings of the Board and two of the three audit committee meetings.

     The Directors who are not employed by the Company (the "Independent Directors") received an annual fee of $16,000 per year, plus a fee of $1,000 for each meeting of the Board of Directors attended in person and $500 for each meeting attended telephonically. They are also granted options to purchase shares of the Company's Common Stock, together with dividend equivalent rights ("DERs"), at the fair market value on the date of grant each year on the day after the Annual Meeting of Stockholders. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

                           MANAGEMENT OF THE COMPANY

     The executive officers of the Company and their positions are as follows:

                NAME                              POSITION WITH THE COMPANY              AGE
                ----                              -------------------------              ---
George E. Bull.......................  Chairman of the Board and Chief Executive         51
                                       Officer
Douglas B. Hansen....................  President and Director                            42
Harold F. Zagunis....................  Vice President, Chief Financial Officer,          42
                                       Treasurer, Controller and Secretary

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Bull and Mr. Hansen is provided above. Biographical information regarding Mr. Zagunis is set forth below.

     HAROLD F. ZAGUNIS, age 42, has served as a Vice President of the Company since 1995, as Vice President and Controller of the Company since May 1999 and as Vice President, Chief Financial Officer, Treasurer, Controller and Secretary of the Company since December 1999. He has also served as Chief Financial Officer, Treasurer and Secretary of Sequoia Mortgage Funding Corporation, a subsidiary of the Company and as and Chief Financial Officer, Treasurer and Secretary of RWT Holdings, Inc., an affiliate of the Company, and as Chief Financial Officer, Treasurer and Secretary of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. Company since December 1999. Prior to joining the Company in 1995, Mr. Zagunis worked from 1986 to 1995 as Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 2000, by each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                               NUMBER OF SHARES    APPROXIMATE
                            NAME                              BENEFICIALLY OWNED     % OWNED
                            ----                              ------------------   -----------
Wallace R. Weitz & Company(1)...............................      2,137,114           24.2%
FMR Corp.(2)................................................      1,032,551           11.8%
Granite Capital and Affiliates(3)...........................        676,709            7.7%
George E. Bull(4)...........................................        301,083            3.4%
Douglas B. Hansen(5)........................................        272,325            3.0%
Thomas C. Brown(6)..........................................          1,500              *
Mariann Byerwalter(7).......................................          1,500              *
Thomas F. Farb(8)...........................................          8,156              *
Nello Gonfiantini(9)........................................         55,413              *
Terrance G. Hodel(10).......................................          5,000              *
Charles J. Toeniskoetter(11)................................         14,145              *
Martin S. Hughes............................................              0              *
Vickie L. Rath(12)..........................................         42,797              *
Harold F. Zagunis(13).......................................         27,235              *
All Directors and Executive Officers as a group (11
  persons)(14)..............................................        729,154            8.0%

---------------
  *  Less than one percent

 (1) Address: 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124.

 (2) Address: 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) Address: 126 East 56th Street, 25th Floor, New York, New York 10022.

 (4) Includes 137,441 shares held of record by the Bull Trust, 4,000 shares held in an IRA, 146,074 shares issuable upon the exercise of stock options exercisable within 60 days, 400 shares held of record by Mr. Bull's spouse, 3,100 shares held of record by Mr. Bull's children and 8,200 shares of convertible preferred stock held in an IRA.

 (5) Includes 2,000 shares held in an IRA, 1,400 shares held of record by Mr. Hansen's spouse and 146,074 shares issuable upon the exercise of stock options exercisable within 60 days.

 (6) Represents 1,500 shares issuable upon the exercise of stock options exercisable within 60 days.

 (7) Represents 1,500 shares issuable upon the exercise of stock options exercisable within 60 days.

 (8) Represents 8,156 shares issuable upon the exercise of stock options exercisable within 60 days.

 (9) Includes 35,174 shares held of record by the Gonfiantini III 1981 Trust, 5,000 shares on which Mr. Gonfiantini has voting and investment power and held of record by the Gonzo Financial Profit Sharing Trust, 2,500 shares on which Mr. Gonfiantini has voting and investment power and held of record by Gonzo Financial, 8,300 shares of convertible preferred stock on which Mr. Gonfiantini has voting and investment power and held of record by Specialty Mortgage Trust, Inc. and 4,439 shares issuable upon the exercise of stock options exercisable within 60 days.

(10) Represents 5,000 shares held of record by the Terrance G. Hodel 1995 Trust.

(11) Includes 11,175 shares issuable upon the exercise of stock options exercisable within 60 days. Also includes 400 shares on which Mr. Toeniskoetter has voting and investment power in the TBI Construction Profit Sharing Trust.

(12) Includes 22,797 shares issuable upon the exercise of stock options exercisable within 60 days.

(13) Represents 27,235 shares issuable upon the exercise of stock options exercisable within 60 days.

(14) Includes 368,950 shares issuable upon the exercise of stock options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1999, 1998 and 1997 by the Company's Chief Executive Officer and its four other executive officers during those years.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION AWARDS
                                                                 ----------------------------------------
                                        ANNUAL COMPENSATION                                SECURITIES
                                     -------------------------   DIVIDEND EQUIVALENT   UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)   BONUS ($)(1)      RIGHTS (#)(2)             (#)
---------------------------   ----   ----------   ------------   -------------------   ------------------
George E. Bull..............  1999    $350,000      $      0            1,702                73,500
  Chairman of the Board and   1998     350,000       120,000              660               229,491
  Chief Executive Officer     1997     190,104             0            3,335               140,736
Douglas B. Hansen...........  1999    $350,000      $      0            1,702                73,500
  President and Director      1998     350,000       120,000              660               229,491
                              1997     190,104             0            3,335               140,736
Martin S. Hughes (5)........  1999    $146,683      $ 98,277                0                50,000
  President Redwood           1998          --            --               --                    --
  Residential Funding, Inc.   1997          --            --               --                    --
Vickie L. Rath (6)..........  1999    $137,000      $ 52,631              549                     0
  Vice President              1998     131,000        61,133              213                 5,038
                              1997     126,736             0            1,075                12,441
Harold F. Zagunis (7).......  1999    $137,000      $ 75,464              677                10,000
  Vice President, Chief       1998     131,000        61,133              262                 5,038
  Financial Officer,          1997     126,736        44,328            1,326                 5,551
  Treasurer, Controller
  and Secretary


                                  OTHER COMPENSATION
                              --------------------------
NAME AND PRINCIPAL POSITION   DERS ($)(3)   OTHER ($)(4)
---------------------------   -----------   ------------
George E. Bull..............   $158,931       $26,833
  Chairman of the Board and      38,259             0
  Chief Executive Officer       178,265        21,392
Douglas B. Hansen...........   $158,931       $26,833
  President and Director         38,259             0
                                178,265        21,392
Martin S. Hughes (5)........   $ 20,000       $ 5,000
  President Redwood                  --            --
  Residential Funding, Inc.          --            --
Vickie L. Rath (6)..........   $ 11,592       $ 5,000
  Vice President                  7,543             0
                                 31,175        21,392
Harold F. Zagunis (7).......   $  8,836       $ 5,000
  Vice President, Chief           5,614             0
  Financial Officer,             31,175        21,392
  Treasurer, Controller
  and Secretary

---------------
(1) Amounts stated include bonus amounts accrued during the fiscal year and paid within 2 1/2 months of year-end.

(2) Represents the number of shares of stock, which are accrued stock DERs and are issuable to holders upon the exercise of the related stock options.

(3) Represents cash DERs accrued to executive officers. The executive officers will continue to earn cash DERs on certain options until the related options are exercised or terminated.

(4) Includes Company contributions to the Company's Pension and Profit Sharing Plans. It also includes fees paid by affiliates of the Company to executive officers.

(5) Mr. Hughes was Chief Financial Officer of Redwood Trust from April 1999 through December 1999. Effective December 1999, he became President of Redwood Residential Funding, Inc. an affiliate of Redwood Trust, Inc.

(6) Ms. Rath was Controller of Redwood Trust, Inc. through May 1999 and Treasurer and Secretary through December 1999.

(7) Mr. Zagunis became Controller of Redwood Trust, Inc. in May 1999 and Chief Financial Officer, Treasurer and Secretary in December 1999.


     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 1999 fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------
                               NUMBER OF    % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                               SECURITIES     OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                               UNDERLYING   GRANTED TO      EXERCISE                    STOCK PRICE APPRECIATION
                                OPTIONS      EMPLOYEES         OR                           FOR OPTION TERM
                                GRANTED         IN         BASE PRICE    EXPIRATION    --------------------------
            NAME                  (#)       FISCAL YEAR      ($/SH)         DATE        5% ($)          10% ($)
            ----               ----------   -----------    ----------    ----------    ---------      -----------
George E. Bull...............    73,500        20.5%        $11.4375      12/2/09      $528,684       $1,339,790
Douglas B. Hansen............    73,500        20.5%        $11.4375      12/2/09      $528,684       $1,339,790
Martin S. Hughes.............    50,000        13.9%        $17.5625      4/29/09      $552,248       $1,399,505
Vickie L. Rath...............        --          --               --           --            --               --
Harold F. Zagunis............    10,000         2.8%        $11.4375      12/2/09      $ 71,930       $  182,284

     The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 1999 fiscal year and the value of options held at fiscal year end:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING             VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                                   AT FISCAL YEAR-END          AT FISCAL YEAR-END
                         SHARES ACQUIRED ON        VALUE                   (#)                       ($)(2)
         NAME               EXERCISE (#)      REALIZED ($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
         ----            ------------------   ---------------   -------------------------   -------------------------
George E. Bull.........          0                 $0.00             146,074/380,407               $0/$78,094
Douglas B. Hansen......          0                 $0.00             146,074/380,407               $0/$78,094
Martin S. Hughes.......          0                 $0.00                    0/50,000              $0/$0
Vickie L. Rath.........          0                 $0.00               22,797/27,124              $0/$0
Harold F. Zagunis......          0                 $0.00               27,235/29,983               $0/$10,625

---------------
(1) The value realized is based on the market value of underlying securities at exercise date, minus the exercise price.

(2) The value of unexercised options is based on the market value of the underlying securities at fiscal year end, minus the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Bull and Hansen. Each agreement provides for a term through December 31, 2003 and is automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation in any bonus incentive compensation plan. Each agreement provides for the officer to receive his base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each agreement also provides for the officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the officer resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum base salary and actual bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Each agreement also contains a "non-compete" provision prohibiting the officer from competing with the Company for a period of one year following termination of employment following the Company's termination of the officer without cause or resignation of the officer for "good reason" (including a "Change of Control"). In addition, all outstanding options and Awards granted to the officer under the Stock Option Plan shall immediately vest upon his termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Mr. Bull's agreement also restricts the Company from entering into a separate management agreement or arrangement, without Mr. Bull's consent, pursuant to which another entity would perform all or a substantial portion of Mr. Bull's duties.

     The Company has entered into an employment agreement with Mr. Zagunis, effective as of March 2000. The agreement will remain in effect until terminated by either party. The employment agreement provides for an annual base salary and for participation in a discretionary bonus incentive compensation plan. The agreement provides for Mr. Zagunis to receive, in the event that the Company terminates his employment without cause, or if he resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, payable in six equal monthly installments, equal to the greater of 50% of his then current annual base salary, or one hundred six thousand, two hundred thirty two dollars ($106,232) (calculated as

50% of his 1999 annual base salary plus the 1999 incentive bonus). This agreement contains a "non-compete" provision prohibiting Mr. Zagunis from competing with the Company for a period of six months following termination of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns a non-voting preferred stock interest in RWT Holdings, Inc. ("Holdings"), an unconsolidated, non-REIT, taxable affiliate. Holdings was incorporated and began operations in 1998.

     STOCKHOLDERS' EQUITY. Holdings is authorized to issue 10,000 shares of Common Stock, each having a par value of $0.01. In 1998, Holdings issued a total of 2,000 shares of Common Stock, 1,000 shares to George E. Bull and 1,000 shares to Douglas B. Hansen, for net proceeds of $200,000. In 1999, Holdings issued an additional 1,000 shares of Common Stock, 500 shares to George E. Bull and 500 shares to Douglas B. Hansen, for net proceeds of $100,000.

     Holdings is authorized to issue 10,000 shares of Preferred Stock, each having a par value of $0.01. In 1998, Holdings issued 3,960 shares of Preferred Stock to the Company for net proceeds of $19,800,000. In 1999, Holdings issued an additional 1,980 shares of Preferred Stock to the Company for net proceeds of $9,900,000. The Preferred Stock entitles the Company to receive 99% of the aggregate amount of any dividends or distributions made by Holdings. The holders of the Common Stock are entitled to receive the remaining 1% of the aggregate amount of such dividends or distributions. The Preferred Stock ranks senior to the Common Stock, which preference entitles the holders of the Preferred Stock to receive a $1,000 per share liquidation preference before any distribution is made on the Common Stock. After the liquidation preference, the holders of Preferred Stock are entitled to 99% of any remaining assets.

     PAYMENTS TO EXECUTIVE OFFICERS. During 1999 George E. Bull and Douglas B. Hansen each received payments of $21,833 from Holdings under agreements between them and Holdings for compensation to management directors.

     PURCHASES AND SALES OF MORTGAGE LOANS. In December 1999, Holdings purchased $390 million of residential Mortgage Loans and subsequently sold a participation interest in the Mortgage Loans to the Company. Pursuant to the terms of the Mortgage Loan Participation Purchase Agreement, the Company purchased a 99% interest in the Mortgage Loans, and assumes all related risks of ownership. Holdings did not recognize any gain or loss on this transaction.

      During the year ended December 31, 1999, the Company sold $50 million of commercial Mortgage Loans to RCF. Pursuant to the Master Forward Commitment Agreement, the Company sold the Mortgage Loans to RCF at the same price for which the Company acquired the Mortgage Loans. There were no such sales during the year ended December 31, 1998. At both December 31, 1999 and 1998, under the terms of the Master Forward Commitment Agreement, the Company had committed to sell $8 million of commercial Mortgage Loans to RCF during the first quarter of 2000 and 1999, respectively.

     During the year ended December 31, 1999, the Company sold $61 million of residential Mortgage Loans to Redwood Residential Funding ("RRF"), a subsidiary of Holdings. Pursuant to the Master Forward Commitment Agreement, the Company sold the Mortgage Loans to RRF at the same price for which the Company acquired the Mortgage Loans. There were no such sales during the year ended December 31, 1998. At December 31, 1999, under the terms of the Master Forward Commitment Agreement, the Company had committed to sell $16 million of residential Mortgage Loans to RRF during the first quarter of 2000. There were no such commitments at December 31, 1998.

     OTHER. Under a revolving credit facility arrangement, the Company may loan funds to Holdings to finance certain Mortgage Loans owned by Holdings. These loans are typically unsecured and are repaid within six months. Such loans bear interest at a rate of 3.50% over LIBOR. At both December 31, 1999 and 1998, the Company had loaned $6.5 million to Holdings in accordance with the provisions of this arrangement. During the years ended December 31, 1999 and 1998, the Company earned $1.1 million and $18,539, respectively, in interest on loans to Holdings.

     The Company shares many of the operating expenses of Holdings, including personnel and related expenses, subject to full reimbursement by Holdings. During the years ended December 31, 1999 and 1998, $3.0 million and $2.3 million, respectively, of Holdings' operating expenses were paid by the Company, and were subject to reimbursement by Holdings.

     The Company may provide credit support to Holdings to facilitate Holdings' financings from third-party lenders and/or hedging arrangements with counterparties. As part of this arrangement, Holdings is authorized as a co-borrower under some of the Company's Short-Term Debt agreements subject to the Company continuing to remain jointly and severally liable for repayment. Accordingly, Holdings pays the Company credit support fees on borrowings subject to this arrangement. At December 31, 1999, the Company was providing credit support on $22.4 million of Holdings' Short-Term Debt. No such borrowings were outstanding at December 31, 1998. During the years ended December 31, 1999 and 1998, the Company recognized $0.1 million and $0.1 million in credit support fee income. Credit support fees are reflected as a component of "Other Income" on the Consolidated Statements of Operations.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of such forms that it received, and written representations from reporting persons that no additional Form 5s were required for such persons, the Company believes that, during fiscal 1999, all Section 16(a) filing requirements were satisfied on a timely basis.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is comprised of Mariann Byerwalter and Thomas C. Brown. The Compensation Committee establishes the compensation of the officers of the Company and also administers the Company's Stock Option Plan. Neither Compensation Committee member nor the named executive officers have any relationships, which must be disclosed under this caption.
                           -------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of Independent Directors, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

     The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for shareholders and should reflect and reward the attainment of the Company's business strategies and long-range plans of the Company. The guiding principles in regards to compensation are (i) to attract key high caliber executives; (ii) to provide levels of compensation competitive with those offered by the Company's competitors; (iii) to motivate executives to enhance earnings and long-term stockholder value by linking the performance of the Company's stock (on a total return basis) with the levels of long-term incentive compensation paid to its executives; and (iv) to retain key management who perform at high levels of competence in advancing the Company's plans and strategies.

     Executive officer compensation is comprised of three principal components: base salary, annual incentive awards and stock options granted under the Company's Stock Option Plan. Base salary is reviewed at least annually by the Compensation Committee and may be adjusted at the discretion of the Compensation Committee. In addition, the Board of Directors has established an annual incentive plan for executive officers. This program permits the Board of Directors, at its discretion, to make incentive awards to executive officers, based upon the Committee's assessment of the contributions of these officers to the results achieved by the Company. Typically, such incentive awards, if made, are awarded annually. Stock option grants are governed by the terms and conditions and overall limitations of the Stock Option Plan, and are granted to the Company's officers based upon prevailing practices in comparable companies and upon consideration of the contributions made by each recipient. The Compensation Committee conducts necessary research and oversight to ensure that the overall compensation is set at levels competitive with the compensation paid to the management of companies with similar business structures, sizes and marketplace orientations.

     During 1997, the Compensation Committee conducted a detailed review of the executive compensation of a variety of financial institutions, finance companies, REITs and similar mortgage-related companies. Based on this analysis, the Compensation Committee concluded that the base salary, annual bonus and stock options awarded to the Company's executives, taken together for 1999 were at a reasonable level. The information from this analysis was one of the factors considered in establishing the compensation level for executive officers for the Company's fiscal year 2000.

     The Compensation Committee believes that the total compensation package of executive officers should be linked to such factors as return on equity and to the value being created by the Company, both on an absolute basis and relative to similar companies, and to the attainment of planned objectives established at the beginning of the year. The Company uses stock options, and in some cases related Dividend Equivalent Rights ("DERs"), to align the long-range interest of its executive officers with the interests of the Company's shareholders. The amount of stock options and DERs that are granted to executive officers is determined by the Compensation Committee taking into consideration the officer's position with the Company, the officer's performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash incentive awarded.

     The Compensation Committee applies the foregoing principles and policies in determining the compensation of Mr. George E. Bull, the Company's Chief Executive Officer and of Mr. Douglas B Hansen, the Company's President. During fiscal 1999, Mr. Bull and Mr. Hansen each received compensation consisting of a salary of $350,000. No incentive was awarded either officer. During 1999, Mr. Bull and Mr. Hansen each received cash DERs of $158,931 related to stock option grants. All of these cash DERs were attributable to DERs associated with stock options granted prior to 1999. The Committee believes that Mr. Bull, as Chief Executive Officer, and Mr. Hansen, as President, significantly and directly influence the Company's overall performance. Accordingly, based on the performance of the Company in fiscal year 1999, the Committee, in December 1999, granted to Mr. Bull and Mr. Hansen, respectively, stock options for 73,500 shares of the Company's Common Stock.

     The Company will continue to evaluate alternative forms and levels of compensation to ensure that the Company's executive compensation is reasonable, performance-based and consistent with the Company's overall strategies and objectives. The Compensation Committee reserves the right to implement programs that are based on a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully or partially deductible to the Company.

                                          1999 Compensation Committee
                                          Mariann Byerwalter
                                          Thomas C. Brown

                               PERFORMANCE GRAPH

     The following graph presents a total return comparison of the Company's Common Stock, since the Company's initial public offering on August 4, 1995 through December 31, 1999, to the S&P Composite-500 Stock Index, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Mortgage REIT Index and a Peer Group Index of five mortgage REITs. The Company believes the selected Mortgage REIT Peer Group Index is more representative of its sector of the mortgage REIT industry than the NAREIT Mortgage REIT Index. The Peer Group Index is comprised of the following five mortgage REITs: (1) Thornburg Mortgage Asset Corporation, (2) Capstead Mortgage Corporation, (3) CRIIMI MAE, Inc., (4) IndyMac Mortgage Holdings, Inc. and (5) Dynex Capital, Inc. The total returns reflect stock price appreciation and the value of dividends for the Company's Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.

      TOTAL RETURN COMPARISON SINCE THE COMPANY'S INITIAL PUBLIC OFFERING
                           THROUGH DECEMBER 31, 1999

                                                                S&P COMPOSITE-500       NAREIT MORTGAGE       MORTGAGE REIT PEER
                                        REDWOOD TRUST, INC.           INDEX                REIT INDEX            GROUP INDEX
                                        -------------------     -----------------       ---------------       ------------------
8/4/95                                         100.00                 100.00                 100.00                 100.00
12/31/95                                       120.61                 110.49                 118.80                 126.82
12/31/96                                       261.32                 135.84                 179.22                 198.72
12/31/97                                       152.12                 181.15                 186.08                 209.65
12/31/98                                       105.80                 232.91                 131.71                  76.87
12/31/99                                        97.60                 281.92                  87.96                  77.14

            ITEM 2 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the year ended December 31, 2000. The Board of Directors' selection of PricewaterhouseCoopers LLP for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. To the Company's knowledge, neither PricewaterhouseCoopers LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.


                                 OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

                  STOCKHOLDER PROPOSALS -- 2001 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and the Company's Bylaws. Under the proxy rules, any proposals intended to be presented at the Annual Meeting of Stockholders of the Company to be held in the year 2001 must be received at a Company's offices on or before December 1, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Pursuant to the Company's Bylaws, a stockholder must deliver the proposal to the Secretary of the Company at the principal executive office of the Company not less than 60 days nor more than 90 days prior to May 11, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ HAROLD F. ZAGUNIS
                                          Harold F. Zagunis
                                          Secretary
Mill Valley, California
March 31, 2000

                               REDWOOD TRUST, INC.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS DOUGLAS B. HANSEN, HAROLD F. ZAGUNIS, AND DEBBIE PASHILK, AND EACH OF THEM SINGLY, AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF REDWOOD TRUST, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA ON MAY 11, 2000, AT 1100 A.M. LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

BY SIGNING AND DATING THE REVERSE OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE HIS DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AY ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE HEREOF)



                           -- FOLD AND DETACH HERE --

                                                                                                                   PLEASE MARK
                                                                                                                   YOUR VOTES AS [X]
                                                                                                                   INDICATED IN
                                                                                                                   THIS EXAMPLE

ELECTION OF DIRECTORS                             INSTRUCTIONS: To withhold authority to       IMPORTANT: PLEASE SIGN EXACTLY AS
                                                  vote for any individual nominee check        YOUR NAME APPEARS ON THIS PROXY. IF
 FOR all nominees             WITHHOLD            the "FOR ALL NOMINEES" box to the left,      ACTING AS EXECUTOR, ADMINISTRATOR,
listed to the right           AUTHORITY           and strike a line through that nominee's     TRUSTEE, GUARDIAN, ETC., YOU SHOULD
 (except as marked    to vote for all nominees    name below.                                  INDICATE WHEN SIGNING. IF THE SIGNER
  to the contrary)      listed to the right                                                    IS A CORPORATION PLEASE SIGN IN FULL
                                                  Thomas C. Brown, George E. Bull and          CORPORATE NAME BY A DULY AUTHORIZED
     [ ]                         [ ]              Terrance G. Hodel                            OFFICER. IF A PARTNERSHIP, PLEASE
                                                                                               SIGN IN THE PARTNERSHIP NAME BY AN
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP        3. IN THEIR DISCRETION, THE PROXYHOLDERS     AUTHORIZED PERSON. IF SHARES ARE HELD
AS INDEPENDENT AUDITORS OF REDWOOD TRUST, INC.       ARE AUTHORIZED TO VOTE ON SUCH OTHER      JOINTLY, EACH STOCKHOLDER SHOULD
                                                     MATTERS THAT MAY PROPERLY COME BEFORE     SIGN.
     FOR       AGAINST       ABSTAIN                 THIS ANNUAL MEETING OR ANY ADJOURNMENT
     [ ]         [ ]           [ ]                   OR POSTPONEMENT THEREOF.                  UNLESS OTHERWISE SPECIFIED, THIS
                                                                                               PROXY WILL BE VOTED FOR EACH OF THE
                                                                                               LISTED ITEMS, AND IN THE DISCRETION
                                                                                               OF THE PROXYHOLDERS ON SUCH OTHER
                                                                                               MATTERS AS MAY PROPERLY COME BEFORE
                                                                                               THE MEETING.

                                                                                               THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                                                                               RECEIPT OF NOTICE OF ANNUAL MEETING
                                                                                               OF STOCKHOLDERS OF REDWOOD TRUST,
                                                                                               INC. AND A PROXY STATEMENT FOR THE
                                                                                               ANNUAL MEETING PRIOR TO THE SIGNING
                                                                                               OF THIS PROXY.

                                                                                               Dated _________________________, 2000
                                                                                                      (BE SURE TO DATE PROXY)

                                                                                               SIGNATURE ___________________________
                                                                                                PLEASE VOTE, SIGN AND RETURN THIS
                                                                                                PROXY AS PROMPTLY AS POSSIBLE IN
                                                                                                      THE ENVELOPE PROVIDED.

------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -